EXHIBIT 24

POWER OF ATTORNEY

By executing this Power of Attorney (this “Power of Attorney”), the undersigned irrevocably makes, constitutes and appoints the Persons listed on Schedule A hereto (each such person, an “Agent ”) as its true and lawful agents and attorneys in fact, with full power of substitution to the undersigned and full power and authority in the undersigned’s name, place and stead, to, in accordance with the instructions of the undersigned:

(1)
execute, sign, acknowledge, swear to, record and file for and on behalf of the undersigned, in the undersigned’s capacity as an officer or director of Ralph Lauren Corporation (the “Company”), any and all Forms 3, 4 and 5 and amendments thereto required to be filed by the undersigned in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder with respect to the undersigned’s holdings of and transactions in the securities issued by the Company (the “Section 16 Reports”);

(2)
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any Section 16 Reports and timely file such Section 16 Reports with the Securities and Exchange Commission and any stock exchange or similar authority; and

(3)
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such Agent, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such Agent on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as may be approved in the discretion of the Agent.

The undersigned acknowledges and agrees that, provided that the Agents act in accordance with the instructions of the undersigned, neither the Agents nor any other person or entity has hereby assumed or shall be responsible for the undersigned’s responsibilities to comply with the requirements of Section 16 of the Exchange Act and any other applicable law.

This Power of Attorney does not authorize the Agent to dispose of any of the undersigned’s property. The Agent is only authorized to report transactions engaged in by the undersigned or other persons with appropriate authority.

This Power of Attorney shall not revoke any power of attorney that has been previously granted by the undersigned to any other person.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Section 16 Reports, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing Agents. For clarity, this Power of Attorney shall not be deemed to be revoked by any power of attorney that may be granted by the undersigned to any other person after the date hereof, unless any such subsequent power of attorney specifically refers to this Power of Attorney by the date of execution of this Power of Attorney by the undersigned.

CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.
When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. “Important Information for the Agent” at the end of this document describes your agent’s responsibilities.
Your agent can act on your behalf only after signing the Power of Attorney before a notary public.
You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.
You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.
Your agent cannot make health care decisions for you. You may execute a “Health Care Proxy” to do this.
The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of July 30, 2018.

/s/ Angela Ahrendts
Angela Ahrendts

STATE OF CALIFORNIA	)
) ss.:
COUNTY OF SANTA CLARA	)

On the 30 day of July, in the year 2018, before me, the undersigned, a Notary Public in and for said state, personally appeared Angela Ahrendts, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

/s/ Erika Mego
Notary Public
ERIKA MEGO
Notary Public - California
Santa Clara County
Commission #2242095
My Comm. Expires May 11, 2022

[Signature Page of Principal to Power of Attorney]

IMPORTANT INFORMATION FOR THE AGENT:
When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must:
(1)	act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest;
(2)	avoid conflicts that would impair your ability to act in the principal’s best interest;
(3)	keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law;
(4)	keep a record or all receipts, payments, and transactions conducted for the principal; and
(5)
disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal’s Name).

You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.
Liability of agent:
The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

Avery Fischer has read the foregoing Power of Attorney and acknowledges his legal responsibilities with respect thereto.
IN WITNESS WHEREOF, Avery Fischer  has  executed  this  Power  of  Attorney  as of August 1, 2018

/s/ Avery Fischer
Avery Fischer

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the 1st day of August, in the year 2018, before me, the undersigned, a Notary Public in and for said state, personally appeared Avery Fischer, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

/s/ Elwira Teresa Terebka
Notary Public
ELWIRA TERESA TEREBKA
Notary Public, State of New York
No. 01TE6023607
Qualified in Queens County
Certificate Filed in New York County
Commission Expires April 26, 2019

Andreea Stan has read the foregoing Power of Attorney and acknowledges her legal responsibilities with respect thereto.
IN WITNESS WHEREOF, Andreea Stan has executed this Power of Attorney as of August 1, 2018

/s/ Andreea Stan
Andreea Stan

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the 1st day of August, in the year 2018, before me, the undersigned, a Notary Public in and for said state, personally appeared Andreea Stan, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

/s/ Elwira Teresa Terebka
Notary Public
ELWIRA TERESA TEREBKA
Notary Public, State of New York
No. 01TE6023607
Qualified in Queens County
Certificate Filed in New York County
Commission Expires April 26, 2019

Schedule A

1.	Avery Fischer, EVP, General Counsel & Secretary
2.	Andreea Stan, VP, Corporate & Securities Counsel